JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

Summary Statistics

Number of Recievables: 34

Aggregate Current Balance: $20,603,809.94

Range of Current Balance: $69,677.05 to $1,498,396.40

Average Current Balance: $605,994.41

Aggregate Original Balance: $20,620,555

Range of Original Balances: $69,677.05 to $1,500,000.00

Average Original Balance: $606,487

Weighted Average Original Coupon: 6.334%

Range of Original Coupons: 5.44% to 6.92%

Weighted Average Current Coupon: 6.334%

Range of Current Coupons: 5.44% to 6.92%

Weighted Average Margin: 2.132%

Range of Margins: 2.00% to 2.50%

Weighted Average Servicing Fee: 0.2739%

Range of Servicing Fees: 0.2500% to 0.3750%

Weighted Average LPMI: 0.000%

Range of LPMI: 0.00% to 0.00%

Weighted Average Current Net Coupon: 6.060%

Range of Current Net Coupons: 5.07% to 6.67%

Weighted Average Maximum Rate: 11.392%

Range of Maximum Rates: 10.44% to 12.13%

Weighted Average Months to Roll: 116

Weighted Average Stated Original Term: 360.00 months

Range of Stated Original Term: 360 months to 360 months

Weighted Average Stated Remaining Term: 356.17 months

Range of Stated Remaining Term: 350 months to 360 months

Weighted Average Stated Original IO Term: 120.00 months

Range of Stated Original IO Term: 0 months to 120 months

Weighted Average Effective Original LTV: 66.29%

Percent Purchase: 61.3%

Percent Cash-Out Refinance: 38.1%

Percent Owner Occupied: 90.7%

Percent Single Family - PUD: 88.8%

Percent Conforming Balance: 9.4%

Percent Interest Only: 80.6%

Percent with Securities Pledge: 16.4%

Weighted Average FICO Score: 627.9

Top 5 States: NY(30%),CA(21%),PA(13%),FL(7%),TX(6%)

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

34 records

POOL4; FICO < 650

Servicer	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Chase PHH	7 27	6,014,241.95 14,589,567.99	29.19 70.81	860,479 540,637	6,023,350 14,597,205	6.056 6.449	5.806 6.165	2.312 2.058	11.056 11.530	117 116	360.0 360.0	357.1 355.8	59.20 69.21	9.1 50.1	40.7 97.1	636.9 623.5
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

Product Type	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
10 Year ARM	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

Index Type	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Libor - 6 Month	18	11,196,844.49	54.34	622,414	11,203,458	6.470	6.182	2.000	11.576	116	360.0	355.9	67.81	56.1	96.2	623.6
Libor - 1 Year	16	9,406,965.45	45.66	588,569	9,417,097	6.172	5.915	2.290	11.172	117	360.0	356.5	64.47	16.7	62.1	632.6
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

Interest Only	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Yes	29	16,613,695.99	80.63	573,149	16,621,333	6.475	6.195	2.088	11.546	116	360.0	356.0	66.98	44.7	100.0	624.1
No	5	3,990,113.95	19.37	799,844	3,999,222	5.748	5.498	2.317	10.748	117	360.0	356.8	63.42	10.6	0.0	641.7
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

Original Rates (%)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
5.251 to 5.500	2	1,098,270.86	5.33	549,800	1,099,600	5.469	5.155	2.250	10.469	114	360.0	353.9	85.12	0.0	51.2	610.8
5.501 to 5.750	2	1,920,518.40	9.32	961,061	1,922,122	5.611	5.361	2.390	10.611	118	360.0	358.2	54.62	22.0	0.0	644.7
5.751 to 6.000	2	1,319,852.11	6.41	662,500	1,325,000	5.898	5.648	2.188	10.898	115	360.0	355.2	64.35	0.0	24.6	644.6
6.001 to 6.250	7	3,967,099.72	19.25	567,800	3,974,600	6.163	5.854	2.069	11.461	114	360.0	353.6	69.67	30.6	86.4	630.2
6.251 to 6.500	10	4,919,259.34	23.88	492,042	4,920,424	6.416	6.127	2.119	11.416	115	360.0	355.4	70.09	60.5	100.0	634.4
6.501 to 6.750	6	3,682,000.00	17.87	613,667	3,682,000	6.697	6.447	2.132	11.697	119	360.0	358.6	58.37	33.5	100.0	629.0
6.751 to 7.000	5	3,696,809.51	17.94	739,362	3,696,810	6.837	6.587	2.030	11.837	118	360.0	357.5	66.65	54.2	100.0	607.9
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 5.4400 Maximum: 6.9150 Weighted Average: 6.3339

Net Rates (%)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
5.001 to 5.250	2	1,098,270.86	5.33	549,800	1,099,600	5.469	5.155	2.250	10.469	114	360.0	353.9	85.12	0.0	51.2	610.8
5.251 to 5.500	2	1,920,518.40	9.32	961,061	1,922,122	5.611	5.361	2.390	10.611	118	360.0	358.2	54.62	22.0	0.0	644.7
5.501 to 5.750	4	3,168,853.66	15.38	795,068	3,180,273	6.031	5.708	2.078	11.404	113	360.0	353.1	69.75	21.0	68.6	627.6
5.751 to 6.000	6	3,017,958.12	14.65	503,221	3,019,327	6.238	5.951	2.090	11.238	114	360.0	354.3	68.85	48.0	82.1	639.0
6.001 to 6.250	9	4,019,399.39	19.51	446,714	4,020,424	6.432	6.163	2.145	11.432	116	360.0	356.2	68.99	51.7	100.0	634.8
6.251 to 6.500	6	3,682,000.00	17.87	613,667	3,682,000	6.697	6.447	2.132	11.697	119	360.0	358.6	58.37	33.5	100.0	629.0
6.501 to 6.750	5	3,696,809.51	17.94	739,362	3,696,810	6.837	6.587	2.030	11.837	118	360.0	357.5	66.65	54.2	100.0	607.9
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 5.0650 Maximum: 6.6650 Weighted Average: 6.0603

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

First Payment Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2005 2006	6 28	4,213,536.54 16,390,273.40	20.45 79.55	703,529 585,692	4,221,173 16,399,382	6.112 6.391	5.763 6.137	2.066 2.149	11.392 11.391	111 117	360.0 360.0	351.4 357.4	75.78 63.85	50.0 35.1	100.0 75.7	621.9 629.1
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 2005-10-01
Maximum: 2006-08-01 Weighted Average: 2006-04-06

Maturity Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2035 2036	6 28	4,213,536.54 16,390,273.40	20.45 79.55	703,529 585,692	4,221,173 16,399,382	6.112 6.391	5.763 6.137	2.066 2.149	11.392 11.391	111 117	360.0 360.0	351.4 357.4	75.78 63.85	50.0 35.1	100.0 75.7	621.9 629.1
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 2035-09-01
Maximum: 2036-07-01 Weighted Average: 2036-03-07

Next Rate Adjustment Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2015 2016	6 28	4,213,536.54 16,390,273.40	20.45 79.55	703,529 585,692	4,221,173 16,399,382	6.112 6.391	5.763 6.137	2.066 2.149	11.392 11.391	111 117	360.0 360.0	351.4 357.4	75.78 63.85	50.0 35.1	100.0 75.7	621.9 629.1
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 2015-09-01
Maximum: 2016-07-01 Weighted Average: 2016-03-07

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

Original Term	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
360	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 360 Maximum: 360 Weighted Average: 360.0

Seasoning	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
<= 0	4	1,586,691.41	7.70	396,673	1,586,691	6.740	6.490	2.113	11.740	120	360.0	360.0	67.07	54.7	100.0	620.2
1 to 3	16	9,680,804.32	46.99	605,298	9,684,764	6.283	6.033	2.169	11.283	118	360.0	358.1	62.60	32.6	69.1	637.1
4 to 6	8	5,122,777.67	24.86	640,991	5,127,926	6.489	6.224	2.125	11.489	115	360.0	355.3	65.21	33.6	80.6	616.0
7 to 9	5	3,670,810.04	17.82	735,485	3,677,423	6.073	5.710	2.038	11.395	112	360.0	351.6	75.89	42.6	100.0	617.3
10 to 12	1	542,726.50	2.63	543,750	543,750	6.375	6.125	2.250	11.375	110	360.0	350.0	75.00	100.0	100.0	643.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 0 Maximum: 10 Weighted Average: 4.1

Remaining Term to Stated Maturity	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
349 to 354 355 to 360	8 26	5,758,388.65 14,845,421.29	27.95 72.05	721,397 571,130	5,771,173 14,849,382	6.072 6.436	5.750 6.181	2.115 2.139	11.278 11.436	112 118	360.0 360.0	352.1 357.8	70.54 64.64	46.2 35.0	82.7 79.8	630.1 627.2
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 350 Maximum: 360 Weighted Average: 356.2

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

Original Principal Balance ($)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
1 to 100,000	1	69,677.05	0.34	69,677	69,677	6.220	5.970	2.000	11.220	118	360.0	358.0	27.85	0.0	100.0	592.0
100,001 to 200,000	3	378,897.00	1.84	126,299	378,897	6.465	6.215	2.181	11.465	119	360.0	359.2	51.36	27.4	100.0	595.0
200,001 to 300,000	3	809,926.73	3.93	269,976	809,927	6.515	6.265	2.164	11.515	117	360.0	356.7	62.70	34.6	100.0	615.6
300,001 to 400,000	2	684,448.54	3.32	342,325	684,650	6.051	5.801	2.000	11.051	115	360.0	354.8	68.88	0.0	100.0	638.4
400,001 to 500,000	5	2,281,410.70	11.07	456,282	2,281,411	6.451	6.201	2.101	11.451	118	360.0	357.7	66.12	58.6	81.5	637.4
500,001 to 600,000	7	3,891,969.94	18.89	556,479	3,895,350	6.084	5.816	2.211	11.084	115	360.0	355.0	75.31	28.1	72.4	633.6
600,001 to 700,000	4	2,662,054.39	12.92	667,082	2,668,326	6.483	6.173	2.000	11.483	115	360.0	354.8	67.33	76.5	100.0	626.0
800,001 to 900,000	3	2,663,904.36	12.93	888,015	2,664,044	6.495	6.203	2.084	11.495	117	360.0	357.0	73.00	66.4	100.0	631.8
900,001 to 1,000,000	2	1,994,852.11	9.68	1,000,000	2,000,000	6.314	6.064	2.250	11.314	117	360.0	356.5	52.97	0.0	50.1	626.9
1,100,001 to 1,200,000	1	1,183,272.72	5.74	1,183,273	1,183,273	6.125	5.750	2.000	12.125	112	360.0	352.0	70.00	0.0	100.0	0.0
1,200,001 to 1,300,000	2	2,485,000.00	12.06	1,242,500	2,485,000	6.833	6.583	2.000	11.833	117	360.0	357.5	67.52	49.7	100.0	605.8
1,400,001 to 1,500,000	1	1,498,396.40	7.27	1,500,000	1,500,000	5.625	5.375	2.500	10.625	118	360.0	358.0	48.39	0.0	0.0	648.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 69,677.05
Maximum: 1,500,000.00
Average: 606,486.91
Total: 20,620,555.01

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

Current Principal Balance ($)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
0.01 to 100,000.00	1	69,677.05	0.34	69,677	69,677	6.220	5.970	2.000	11.220	118	360.0	358.0	27.85	0.0	100.0	592.0
100,000.01 to 200,000.00	3	378,897.00	1.84	126,299	378,897	6.465	6.215	2.181	11.465	119	360.0	359.2	51.36	27.4	100.0	595.0
200,000.01 to 300,000.00	3	809,926.73	3.93	269,976	809,927	6.515	6.265	2.164	11.515	117	360.0	356.7	62.70	34.6	100.0	615.6
300,000.01 to 400,000.00	2	684,448.54	3.32	342,325	684,650	6.051	5.801	2.000	11.051	115	360.0	354.8	68.88	0.0	100.0	638.4
400,000.01 to 500,000.00	5	2,281,410.70	11.07	456,282	2,281,411	6.451	6.201	2.101	11.451	118	360.0	357.7	66.12	58.6	81.5	637.4
500,000.01 to 600,000.00	7	3,891,969.94	18.89	556,479	3,895,350	6.084	5.816	2.211	11.084	115	360.0	355.0	75.31	28.1	72.4	633.6
600,000.01 to 700,000.00	4	2,662,054.39	12.92	667,082	2,668,326	6.483	6.173	2.000	11.483	115	360.0	354.8	67.33	76.5	100.0	626.0
800,000.01 to 900,000.00	3	2,663,904.36	12.93	888,015	2,664,044	6.495	6.203	2.084	11.495	117	360.0	357.0	73.00	66.4	100.0	631.8
900,000.01 to 1,000,000.00	2	1,994,852.11	9.68	1,000,000	2,000,000	6.314	6.064	2.250	11.314	117	360.0	356.5	52.97	0.0	50.1	626.9
1,100,000.01 to 1,200,000.00	1	1,183,272.72	5.74	1,183,273	1,183,273	6.125	5.750	2.000	12.125	112	360.0	352.0	70.00	0.0	100.0	0.0
1,200,000.01 to 1,300,000.00	2	2,485,000.00	12.06	1,242,500	2,485,000	6.833	6.583	2.000	11.833	117	360.0	357.5	67.52	49.7	100.0	605.8
1,400,000.01 to 1,500,000.00	1	1,498,396.40	7.27	1,500,000	1,500,000	5.625	5.375	2.500	10.625	118	360.0	358.0	48.39	0.0	0.0	648.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 69,677.05
Maximum: 1,498,396.40
Average: 605,994.41

Original Number Effective of Loan-to-Value Ratio (%) Receivables		Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
20.01 to 30.00	2	219,677.05	1.07	109,839	219,677	6.497	6.247	2.171	11.497	119	360.0	359.4	27.98	0.0	100.0	592.0
30.01 to 40.00	1	438,688.70	2.13	438,689	438,689	6.790	6.540	2.000	11.790	117	360.0	357.0	34.44	100.0	100.0	636.0
40.01 to 50.00	4	3,723,396.40	18.07	931,250	3,725,000	6.160	5.910	2.305	11.160	117	360.0	357.5	46.85	32.9	59.8	635.2
50.01 to 60.00	4	1,154,897.00	5.61	288,724	1,154,897	6.558	6.308	2.142	11.558	117	360.0	356.9	57.58	0.0	100.0	595.7
60.01 to 70.00	9	7,536,693.34	36.58	838,005	7,542,044	6.487	6.207	2.033	11.644	116	360.0	355.9	67.92	37.1	86.8	622.6
70.01 to 80.00	13	6,967,957.45	33.82	536,750	6,977,749	6.263	5.985	2.143	11.263	116	360.0	355.9	77.65	48.7	78.5	634.2
80.01 to 90.00	1	562,500.00	2.73	562,500	562,500	5.440	5.065	2.250	10.440	111	360.0	351.0	90.00	0.0	100.0	602.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 27.85 Maximum: 90.00 Weighted Average by Original Balance: 66.29

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

PMI Company (LTV > 80)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
General Electric	1	562,500.00	100.00	562,500	562,500	5.440	5.065	2.250	10.440	111	360.0	351.0	90.00	0.0	100.0	602.0
Total:	1	562,500.00	100.00	562,500	562,500	5.440	5.065	2.250	10.440	111	360.0	351.0	90.00	0.0	100.0	602.0

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Documentation Level	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Full Documentation	33	20,127,209.94	97.69	610,423	20,143,955	6.330	6.056	2.130	11.389	116	360.0	356.2	65.98	36.7	80.2	627.9
Limited	1	476,600.00	2.31	476,600	476,600	6.500	6.250	2.250	11.500	116	360.0	356.0	79.43	100.0	100.0	0.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

Purpose	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Purchase	20	12,625,139.42	61.28	631,722	12,634,450	6.247	5.974	2.182	11.341	116	360.0	356.3	66.18	0.0	71.7	626.0
Cash-out Refinance	13	7,853,773.52	38.12	604,708	7,861,208	6.473	6.198	2.050	11.473	116	360.0	355.9	66.63	100.0	94.6	631.7
Rate/Term Refinance	1	124,897.00	0.61	124,897	124,897	6.420	6.170	2.250	11.420	120	360.0	360.0	55.51	0.0	100.0	575.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Occupancy	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Primary Residence	30	18,697,110.86	90.75	623,727	18,711,805	6.327	6.051	2.129	11.390	116	360.0	356.3	66.53	35.5	81.5	626.3
Second Home	2	1,081,699.08	5.25	541,875	1,083,750	6.313	6.063	2.250	11.313	113	360.0	353.5	77.49	50.2	50.2	641.0
Investment	2	825,000.00	4.00	412,500	825,000	6.523	6.273	2.045	11.523	118	360.0	357.5	46.01	81.8	100.0	647.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Property Type	Number of Receivables	Current Principal Balance	Current Principal Balance	Original Principal Balance	Total Original Balance	Average Current Coupon	Average Net Coupon	Weighted Average Margin	Average Maximum Rate	Months to Roll	Stated Original Term	Stated Remaining Term	Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Single Family Residence	22	14,889,751.61	72.27	677,452	14,903,943	6.279	5.996	2.126	11.359	116	360.0	356.2	65.81	37.4	76.8	631.0
Planned unit developments	6	3,411,872.63	16.56	569,071	3,414,427	6.463	6.213	2.112	11.463	115	360.0	355.4	73.90	24.1	84.3	612.6
Condo	5	1,863,497.00	9.04	372,699	1,863,497	6.432	6.182	2.250	11.432	117	360.0	356.9	63.67	55.1	100.0	634.3
Cooperative Units	1	438,688.70	2.13	438,689	438,689	6.790	6.540	2.000	11.790	117	360.0	357.0	34.44	100.0	100.0	636.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9

			% of							Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average		Weighted	Weighted		Weighted	Average	Average	Average	Average
Geographic Distribution	Number of	Current Principal	Current Principal	Original Principal	Total Original	Average Current	Average Net	Weighted Average	Average Maximum	Months to	Stated Original	Stated Remaining	Original Effective	Percent Cashout	Percent Interest	FICO
by Balance	Receivables	Balance	Balance	Balance	Balance	Coupon	Coupon	Margin	Rate	Roll	Term	Term	LTV	Refi	Only	Score
New York	9	6,142,501.59	29.81	683,785	6,154,061	6.215	5.933	2.099	11.215	115	360.0	355.3	65.49	59.4	76.9	637.3
California	5	4,304,793.57	20.89	860,959	4,304,794	6.746	6.477	2.091	11.746	118	360.0	357.7	64.92	20.2	100.0	605.5
Pennsylvania	2	2,733,396.40	13.27	1,367,500	2,735,000	6.133	5.883	2.274	11.133	118	360.0	358.5	55.89	45.2	45.2	645.7
Florida	4	1,463,497.36	7.10	366,463	1,465,850	6.132	5.882	2.250	11.132	115	360.0	354.6	68.18	37.1	63.4	631.1
Texas	1	1,183,272.72	5.74	1,183,273	1,183,273	6.125	5.750	2.000	12.125	112	360.0	352.0	70.00	0.0	100.0	0.0
Colorado	2	1,006,500.00	4.89	503,250	1,006,500	6.036	5.716	2.250	11.036	115	360.0	355.0	85.59	0.0	100.0	620.1
New Jersey	1	696,326.40	3.38	696,326	696,326	6.830	6.580	2.000	11.830	116	360.0	356.0	69.63	100.0	100.0	629.0
Massachusetts	1	538,972.58	2.62	540,000	540,000	6.250	6.000	2.250	11.250	117	360.0	357.0	80.00	0.0	0.0	639.0
Vermont	1	500,000.00	2.43	500,000	500,000	6.560	6.310	2.000	11.560	117	360.0	357.0	59.93	0.0	100.0	0.0
Minnesota	1	476,600.00	2.31	476,600	476,600	6.500	6.250	2.250	11.500	116	360.0	356.0	79.43	100.0	100.0	0.0
South Carolina	1	359,448.54	1.74	359,650	359,650	6.125	5.875	2.000	11.125	111	360.0	351.0	67.86	0.0	100.0	645.0
North Carolina	1	325,000.00	1.58	325,000	325,000	5.970	5.720	2.000	10.970	119	360.0	359.0	70.00	0.0	100.0	631.0
Missouri	1	295,000.00	1.43	295,000	295,000	6.500	6.250	2.250	11.500	116	360.0	356.0	59.60	0.0	100.0	578.0
Virginia	1	279,926.73	1.36	279,927	279,927	6.375	6.125	2.000	11.375	118	360.0	358.0	75.66	100.0	100.0	644.0
Nevada	1	124,897.00	0.61	124,897	124,897	6.420	6.170	2.250	11.420	120	360.0	360.0	55.51	0.0	100.0	575.0
Ohio	1	104,000.00	0.50	104,000	104,000	6.290	6.040	2.000	11.290	117	360.0	357.0	80.00	100.0	100.0	619.0
Michigan	1	69,677.05	0.34	69,677	69,677	6.220	5.970	2.000	11.220	118	360.0	358.0	27.85	0.0	100.0	592.0
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Number of States Represented: 17

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 13, 2006 09:38

34 records

POOL4; FICO < 650

FICO Score	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
<= 619	13	7,249,470.01	35.19	558,134	7,255,741	6.461	6.170	2.090	11.625	116	360.0	355.6	66.80	29.2	100.0	593.6
620 to 644	15	8,330,392.88	40.43	555,594	8,333,914	6.403	6.130	2.102	11.403	116	360.0	356.3	69.06	60.8	82.0	636.4
645 to 669	6	5,023,947.05	24.38	838,483	5,030,900	6.036	5.786	2.243	11.036	117	360.0	356.6	60.95	13.4	50.4	647.7
Total:	34	20,603,809.94	100.00	606,487	20,620,555	6.334	6.060	2.132	11.392	116	360.0	356.2	66.29	38.1	80.6	627.9
Minimum: 569 Maximum: 649 Weighted Average: 627.9

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.